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                                                                  Exhibit 10(vi)

                         JACKSON ROSCOE MOTORSPORTS, LLC
                                5419 CAYMAN DRIVE
                                    SUITE 100
                              CARMEL, INDIANA 46033

March 5, 2001


Sharp Racing, Inc.
8957 Harris Road
Concord, North Carolina  28027



RE:      LEASE OF FACILITY LOCATED AT 8957 HARRIS ROAD, CONCORD, NORTH CAROLINA
         28027

Dear Mr. Sharp:

This letter of intent ("Letter") sets forth a non-binding understanding and proposal for the lease by Jackson Roscoe Motorsports, LLC or its nominee or designee ("Tenant") of the Leased Premises, as defined below, from Sharp Racing, Inc. ("Landlord") on and subject to the terms set forth below:

         1.       PROPERTY.

                  Tenant shall lease from Landlord the space, land and related improvements thereto (all of which are collectively referred to as the "Leased Premises") consisting of approximately five thousand two hundred (5,200) square feet of usable shop space and approximately eight hundred (800) square feet of usable office space and that certain warehouse building with a street address of 8957 HARRIS ROAD, CONCORD, NORTH CAROLINA 28027 (hereinafter referred to as the "Building") located on the real property described on EXHIBIT A attached hereto and made a part hereof (hereinafter referred to as the "Land") together with the right to use, in common with other tenants of the Building, the common areas and racing tools, machinery, equipment and transporter (the "Equipment"). The Land, Building and common areas, all improvements and the Equipment are herein collectively referred to as the "Property".

         2.       RENT.

                  (a) During the initial term or any extension term of the lease the rental for the Property shall be Five Thousand Dollars ($5,000.00) per month;

                  (b) The lease shall be an absolute gross lease to the Tenant with the Landlord responsible for any and all costs and expenses relating to the Leased Premises. Landlord, at its sole cost and expense, shall pay, when due, all ground rents, real estate taxes and assessments and all utility charges levied or assessed against the Property.


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Mr. Eddie Sharp
March 5, 2001
Page 2



         3.       TERM.

                  (a) The commencement of the lease is contingent upon Tenant raising, obtaining possession of, and obtaining unrestricted use of equity capital in the amount of at least Ten Million Dollars ($10,000,000.00) and Tenant and Landlord entering into a mutually-agreeable form of lease;

                  (b) The initial term of the lease shall be a period of one
(1) year;

                  (c) Tenant shall have the right to extend the initial term of the lease for three (3) consecutive periods of one (1) year each, upon the same terms and conditions.

         4.       USE.

                  Tenant shall use the Leased Premises for conducting Tenant's operations as an automobile racing team, including, without limitation, building, repairing and maintaining racing automobiles, storage and office uses and for any other lawful purposes as may be incidental to such uses.

         5.       REPAIRS AND MAINTENANCE.

                  (a) Landlord shall, at Landlord's sole cost and expense, perform all necessary or appropriate maintenance, repairs and replacements, to the Property, except for repairs made necessary by the misuse or neglect of Tenant, or Tenant's agents that are not covered by any policy of insurance carried by Landlord;

                  (b) Tenant shall, at Tenant's sole cost and expense, make repairs to the Property that may be required due solely to the misuse of Tenant.

         6.       SERVICES.

                  (a) As part of the consideration for the payment of Rent by Tenant, Landlord shall furnish, supply and properly maintain at all times the following services and utilities without charge to Tenant:

                           (1) Heating, ventilating and air-conditioning at all times as required for the comfortable use and occupancy of the Leased Premises, including operation and maintenance of such heating, ventilating and air conditioning; and

                           (2) Water, sewer and electricity required by Tenant in Tenant's use of the Leased Premises; and


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Mr. Eddie Sharp
March 5, 2001
Page 3



                  (b) Tenant shall have the right directly to contract, at Tenant's sole cost and expense, with one or more utility providers or services for utility facilities, equipment and/or services to the Leased Premises.

                  7.       INSURANCE.

                           (a)      Tenant shall, at Tenant's expense, obtain
and keep in force during the term of this Lease a policy of commercial general liability insurance; with such endorsements and coverage limits typically carried for such Premises and Uses;

                           (b)      Landlord shall, at Landlord's sole cost
and expense, obtain and keep in force during the term of this Lease an occurrence-based policy of commercial general liability insurance and so-called "special form" policy or policies of property insurance, with such endorsements and coverage limits typically carried for such Premises and Uses.

Very truly yours,

JACKSON ROSCOE MOTORSPORTS, LLC


By: /s/ J. Roe Hitchcock
   ----------------------------------
Print Name:  J. Roe Hitchcock
           --------------------------
Its:  Managing Member
    ---------------------------------

The terms of the foregoing letter of intent are hereby accepted and agreed to this 7 day of March, 2001.


SHARP RACING, INC.


By:  /s/ Eddie Sharp
    ---------------------------------
Print Name:  Eddie Sharp
           --------------------------
Its:  Vice President
      -------------------------------